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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------------------------
                                   GIVE THE
FOR THIS TYPE OF ACCOUNT:          SOCIAL SECURITY
                                   NUMBER OF --
-----------------------------------------------------------
1. An individual's account         The individual
2.Two or more individuals (joint   The actual owner of the
  account)                         account or, if combined
                                   funds, any one of the
                                   individuals(1)
3.Husband and wife (joint          The actual owner of the
  account)                         account or, if joint
                                   funds, either person(1)
4.Custodian account of a minor     The minor(2)
  (Uniform Gift to Minors Act)
5.Adult and minor (joint account)  The adult or, if the
                                   minor is the only
                                   contributor, the
                                   minor(1)
6.Account in the name of guardian  The ward, minor or
  or committee for a designated    incompetent person(3)
  ward, minor, or incompetent
  person
7. A.The usual revocable savings   The grantor- trustee(1)
     trust account (grantor is
     also trustee)
   B.So-called trust account that  The actual owner(1)
     is not a legal or valid
     trust under State law
8.Sole proprietorship account      The owner(4)
-----------------------------------------------------------


-----------------------------------------------------------
                                   GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:          IDENTIFICATION
                                   NUMBER OF --
-----------------------------------------------------------
9. A valid trust, estate or        Legal entity (Do not
   pension trust                   furnish the identifying
                                   number of the personal
                                   representative or
                                   trustee unless the legal
                                   entity itself is not
                                   designated in the
                                   account title)(5)
10. Corporate account              The corporation
11.Religious, charitable, or       The organization
   educational organization
   account
12.Partnership acccount held in    The partnership
   the name of the business
13.Association, club or other      The organization
   tax-exempt organization
14.A broker or registered nominee  The broker or nominee
15.Account with the Department of  The public entity
   Agriculture in the name of a
   public entity (such as a State
   or local government, school
   district or prison) that
   receives agricultural program
   payments
-----------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:

   A corporation.

   A financial institution.

   An organization exempt from tax under section 501(a), or an individual retirement plan.

   The United States or any agency or instrumentality thereof.

   A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

   A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

   An international organization or any agency, or instrumentality thereof.

   A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

   A real estate investment trust.

   A common trust fund operated by a bank under section 584(a).

   An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

   An entity registered at all times under the Investment Company Act of 1940.

   A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding including the following:

   Payments to nonresident aliens subject to withholding under section 1441.

   Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

   Payments of patronage dividends where the amount received is not paid in money.

   Payments made by certain foreign organizations.

   Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

   Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

   Payments of tax-exempt interest (including exempt-interest dividends under section 852).

   Payments described in section 6049(b)(5) to non-resident aliens.

   Payments on tax-free covenant bonds under section 1451.

   Payments made by certain foreign organizations.

   Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE 'EXEMPT' ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER, ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE. -- Section 6019 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

 FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
                                    SERVICE.

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